Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Martin Midstream Partners L.P. of our report dated March 28, 2014 relating to the financial statements of Cardinal Gas Storage Partners LLC, which appears in the Annual Report on Form 10-K for the year ended December 31, 2015 of Martin Midstream Partners L.P. We also consent to the reference to us under the heading “Experts” in such Registration Statement

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 16, 2016